Exhibit 99.10

News Release

CONTACTS:

Magma Design Automation Inc.:
Gregory C. Walker	Milan G. Lazich
Chief Financial Officer	Vice President, Corporate Marketing
(408) 864-2000	(408) 864-2023
gwalker@magma-da.com	milan.lazich@magma-da.com

MAGMA FILES FORM 10-Q

CUPERTINO, Calif., August 14, 2003 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced it has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, the first quarter of Magma’s 2004 fiscal year.

The financial statements included in the Form 10-Q reflect balance sheet adjustments as compared to the balance sheet provided as part of the company’s July 29, 2003 earnings release. These adjustments are identified in Attachment A. There are no adjustments to the income statement reported with that earnings release.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; the continuing impact of the economic recession; the effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s quarterly report on Form 10-Q

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Magma Files Form 10-Q	Page 2

for the three months ended June 30, 2003 filed with the Securities and Exchange Commission (“SEC”) on August 14, 2003, and from time to time in Magma’s subsequent SEC reports. Magma undertakes no obligation to update these forward-looking statements.

About Magma

Magma software is used to design fast, multimillion-gate integrated circuits, providing “The Fastest Path from RTL to Silicon”™ and enabling chip designers to reduce the time required to produce complex ICs. Magma’s ASIC products for prototyping, synthesis, and place & route provide a single executable for RTL-to-GDSII chip design. The company’s Blast Create ™, Blast Fusion™, Blast Fusion APX™, Blast Plan™, Blast Noise®, Blast Rail™ and Blast RTL™ products utilize Magma’s patented FixedTiming® methodology and single data model architecture to reduce the timing-closure iterations often required between the logic and physical processes in conventional IC design flows. Magma also provides PALACE™ and ArchEvaluator™ advanced physical synthesis and architecture development tools for programmable logic devices (PLDs).

Magma maintains headquarters in Cupertino, Calif., as well as facilities in Los Angeles, Orange County and San Diego, Calif.; Boston, Mass.; Durham, N.C.; Austin and Dallas, Texas; Newcastle, Wash.; and in Canada, China, France, Germany, India, Israel, Japan, Korea, the Netherlands, Taiwan and the United Kingdom. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma, Blast Fusion, Blast Noise and FixedTiming are registered trademarks, and ArchEvaluator, Blast Create, Blast Fusion APX, Blast Plan, Blast Rail, Blast RTL, PALACE and “The Fastest Path from RTL to Silicon” are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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ATTACHMENT A

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (unaudited)

	June 30, 2003 Press Release (7/29/03)	Adjustments			June 30, 2003 Form 10Q
ASSETS
Current assets:
Cash and cash equivalents	$122,170			—	$122,170
Short-term investments	3,021			—	3,021
Accounts receivable, net	22,226			—	22,226
Prepaid expenses and other current assets	9,324			—	9,324

Total current assets	156,741			—	156,741
Property and equipment, net	5,599			—	5,599
Long-term Investments	82,909			—	82,909
Other assets	5,620			—	5,620

Total assets	$250,869			—	$250,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,369			—	$1,369
Accrued expenses	8,086	(A	)	250	8,336
Deferred revenue, current	16,494	(B	)	(800)	15,694

Total current liabilities	25,949			(550)	25,399
Convertible subordinated notes	150,000			—	150,000
Other long-term liabilities	8			—	8

Total non-current liabilities	150,008			—	150,008

Total liabilities	175,957			—	175,407

Stockholders’ equity:
Common stock	3			—	3
Additional paid-in capital	195,821			—	195,821
Deferred stock-based compensation	(1,959)			—	(1,959)
Notes receivable from stockholders	0			—	0
Accumulated deficit	(118,465)			—	(118,465)
Treasury stock at cost	0			—	0
Accumulated other comprehensive income	(488)	(A,B	)	550	62

Total stockholders’ equity	74,912			550	75,462

Total liabilities and stockholders’ equity	$250,869			—	$250,869

Description of Adjustments

A	Reclass of accrued compensation expense from Comprehensive Income to Accrued Liabilities.
B	Reclass of deferred revenue amortization for Magma Japan from Comprehensive Income to deferred revenue.